Exhibit 99.1

Vantage Drilling International Reports First Quarter Results for 2023

HOUSTON, May 12, 2023 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a Net loss attributable to controlling interest of approximately $2.3 million, or $0.17 per diluted share, for the three months ended March 31, 2023, based on the weighted average shares outstanding, as compared to a net loss attributable to controlling interest of $14.9 million, or $1.14 per diluted share, for the three months ended March 31, 2022.

As of March 31, 2023, Vantage had approximately $78.8 million in cash, including $8.9 million of restricted cash, compared to $93.3 million in cash, including $19.2 million of restricted cash, at December 31, 2022. At March 31, 2023, Vantage maintained $15.6 million of cash pre-funded by our Managed Services customers to address near-term obligations during the first quarter of 2023. Excluding cash used in connection with our Managed Services customers, the Company used $5.4 million in cash during the first quarter of 2023.

Ihab Toma, CEO, commented: “While we used cash in the first quarter of 2023, the work done during the quarter was important to putting the Company back on the path to generating cash. Transitioning from legacy contracts to current market priced contracts underpins this strategy. Thus, our immediate focus was on the Tungsten Explorer’s safe and timely commencement of its contract in Namibia for a minimum term of 335 days, as our client has exercised its first option. We are very excited to be part of this important campaign.”

Mr. Toma continued: “In addition, during the quarter, one of our managed rigs, the West Capella, began its mobilization to East Africa for a contract to commence in the second quarter of 2023. Our remaining owned and supported rigs, including the West Polaris, which we manage for our client, continued to operate safely and efficiently in their respective campaigns. I am very pleased with the solid beginning to 2023.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and two premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and gas companies. Vantage also markets, operates and provides management services in respect of, third party-owned drilling units. www.vantagedrilling.com.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the

United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the tables entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

Public & Investor Relations Contact:

Douglas E. Stewart

Chief Financial Officer and General Counsel

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 440

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue
Contract drilling services	$47,917	$44,913
Management fees	2,120	1,103
Reimbursables and other	27,035	12,315
Total revenue	77,072	58,331
Operating costs and expenses
Operating costs	66,555	43,933
General and administrative	4,831	6,582
Depreciation	11,049	11,295
Loss on EDC Sale	3	—
Total operating costs and expenses	82,438	61,810
Loss from operations	(5,366)	(3,479)
Other (expense) income
Interest income	49	4
Interest expense and other financing charges	(5,558)	(8,504)
Other, net	322	(775)
Total other expense	(5,187)	(9,275)
Loss before income taxes	(10,553)	(12,754)
Income tax (benefit) provision	(7,978)	1,438
Net loss	(2,575)	(14,192)
Net (loss) income attributable to noncontrolling interests	(289)	706
Net loss attributable to shareholders	$(2,286)	$(14,898)

EBITDA (1)	$6,294	$6,335

Loss per share
Basic and Diluted	$(0.17)	$(1.14)
Weighted average ordinary shares outstanding,
Basic and Diluted	13,179	13,115

(1) EBITDA represents net income (loss) before (i) interest income (expense), (ii) provision for income taxes and (iii) depreciation and amortization expense. EBITDA is not a financial measure under GAAP as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. We believe this measure is commonly used by analysts and investors to analyze and compare companies on the basis of operating performance.

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended March 31,
	2023	2022
Operating costs and expenses
Jackups	$3,985	$8,425
Deepwater	18,964	14,543
Managed Rigs	16,940	7,127
Held for Sale (2)	—	6,821
Operations support	2,650	2,938
Reimbursables	24,016	4,079
Total operating costs and expenses	$66,555	$43,933
Utilization
Jackups	100.0%	60.3%
Deepwater	62.8%	98.8%

Held for Sale (2)	N/A	41.5%

(2) Included in the sale of Emerald Driller Company, which owns the Emerald Driller, Sapphire Driller and Aquamarine Driller. Each of these rigs were classified as held for sale on our Consolidated Balance Sheets up to the closing date, which was on May 27, 2022.

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)
(Unaudited)

	March 31, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$69,916	$74,026
Restricted cash	6,116	16,450
Trade receivables, net of allowance for credit losses of $5.0 million, each period	95,468	62,776
Materials and supplies	42,381	41,250
Prepaid expenses and other current assets	48,860	25,621
Total current assets	262,741	220,123
Property and equipment
Property and equipment	648,752	647,909
Accumulated depreciation	(320,502)	(309,453)
Property and equipment, net	328,250	338,456
Operating lease ROU assets	1,235	1,648
Other assets	12,437	18,334
Total assets	$604,663	$578,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$69,876	$57,775
Other current liabilities	76,877	66,179
Total current liabilities	146,753	123,954
Long–term debt, net of discount and financing costs of $11,366 and $773, respectively	188,634	179,227
Other long-term liabilities	9,624	12,881
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,229,280 and 13,115,026 shares issued and outstanding, each period	13	13
Additional paid-in capital	633,591	633,863
Accumulated deficit	(375,433)	(373,147)
Controlling interest shareholders' equity	258,171	260,729
Noncontrolling interests	1,481	1,770
Total equity	259,652	262,499
Total liabilities and shareholders' equity	$604,663	$578,561

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,575)	$(14,192)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	11,049	11,295
Amortization of debt financing costs	266	410
Share-based compensation expense	11	26
Loss on debt extinguishment	703	—
Deferred income tax expense	711	365
Gain on disposal of assets	—	(1,893)
Loss on EDC Sale	3	—
Changes in operating assets and liabilities:
Trade receivables, net	(32,692)	(13,205)
Materials and supplies	(1,131)	(482)
Prepaid expenses and other current assets	(12,566)	155
Other assets	5,631	(16,639)
Accounts payable	12,101	23,165
Other current liabilities and other long-term liabilities	347	2,790
Net cash used in operating activities	(18,142)	(8,205)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(843)	(6,899)
Net proceeds from sale of assets	—	3,100
Net cash used in investing activities	(843)	(3,799)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 9.50% First Lien Notes	194,000	—
Repayment of long-term debt	(180,000)	—
Shares repurchased for tax withholdings on settlement of RSUs	(246)	—
Payments of dividend equivalents	(5,278)	—
Debt issuance costs	(3,935)	—
Net cash provided by financing activities	4,541	—
Net decrease in unrestricted and restricted cash and cash equivalents	(14,444)	(12,004)
Unrestricted and restricted cash and cash equivalents—beginning of period	93,257	90,608
Unrestricted and restricted cash and cash equivalents—end of period	$78,813	$78,604

Vantage Drilling International
Non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31,
Reconciliation of EBITDA	2023	2022
Net loss attributable to shareholders	$(2,286)	$(14,898)
Depreciation	11,049	11,295
Interest income	(49)	(4)
Interest expense and other financing costs	5,558	8,504
Income tax (benefit) provision	(7,978)	1,438
EBITDA	$6,294	$6,335